UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following sets forth the Partnership's Unaudited Pro Forma Combined Statement of Earnings and Other Data by giving effect to the issuance of the $160,000,000 of 9 3/8% Senior Secured Notes due 2006 (the "Senior Notes") and the Skelgas Propane, Inc. Acquisition (the "Skelgas Acquisition" or "Skelgas") transactions described in Note 1 of the Notes to the Unaudited Pro Forma Combined Financial Statements as if such transactions had been consummated at August 1, 1994. Additionally, the Partnership's Unaudited Pro Forma Combined Balance Sheet gives effect to the Skelgas Acquisition described in Note 1 of the Notes to the Unaudited Pro Forma Combined Financial Statements as if such transaction had been consummated on April 30, 1996. The Unaudited Pro Forma Combined Financial Statements of the Partnership do not purport to present the financial position or results of operations of the Partnership had the transactions assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

     The Partnership's operating data for the twelve-month period ended July 31, 1995, was derived from the Partnership's Statement of Earnings for the twelve months ended July 31, 1995. The Partnership's operating data for the nine-month period ended April 30, 1996 was derived from the Partnership's unaudited Statement of Earnings for the nine months ended April 30, 1996. Skelgas' operating data for the twelve-month period ended July 31, 1995 was derived from Skelgas' unaudited Statements of Income (Loss) for the twelve months ended July 31, 1995. Skelgas' operating data for the nine-month period ended April 30, 1996 was derived from Skelgas' unaudited Statement of Income (Loss) for the nine months ended April 30, 1996.

     The propane industry is seasonal in nature because propane is used primarily for heating in residential and commercial buildings. Therefore, the Pro Forma Combined Statement of Earnings and Other Data for the nine months ended April 30, 1996 are not necessarily indicative of the results to be expected for a full year.

     The Skelgas Acquisition has been accounted for as a purchase whereby the basis for accounting for Skelgas' assets and liabilities has been based upon their estimated fair market values. Pro forma adjustments, including the preliminary purchase price allocation and estimated cost savings resulting from the Skelgas Acquisition as described in Notes 1, 3 and 9 of the Notes to the Unaudited Pro Forma Combined Financial Statements, represent the Partnership's preliminary determination of these adjustments and are based upon preliminary information, assumptions and operating decisions which the Partnership considers reasonable under the circumstances. Final amounts may differ from those set forth herein.

     The Operating Partnership is a potential guarantor of Senior Notes that were issued by the Partnership, its Parent, in a Private Placement under Regulation 144A on April 26, 1996. Such potential guarantee will only become effective if and when the Operating Partnership meets certain financial requirements in the future. There can be no assurance that these financial requirements will be met and the guarantee will become effective.

     The proceeds of the Senior Notes were contributed by the Partnership to the Operating Partnership as a capital contribution. Pro Forma Combined Financial Statements of the Operating Partnership are not presented herein as the Operating Partnership is consolidated with and included in the Unaudited Pro Forma Combined Financial Statements of the Partnership which are herein presented. In addition, the only substantial difference between such Pro Forma Combined Financial Statements would be interest expense on the Senior Notes.

        UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS AND OTHER DATA

                      Nine Months Ended April 30, 1996 (In
                   thousands, except per unit data and ratios)

                                                            Ferrellgas         Skelgas         Pro Forma         Pro Forma
                                                           Partners, L.P    Propane, Inc.     Adjustments        Combined
                                                           -------------    -------------     -----------        --------
Revenues:

      Gas liquids and related product sales..............    $522,446        $  79,595      $  (3,810) (2)      $ 598,231
      Other..............................................      31,266               --             627 (2)         31,893
                                                            ----------      -----------     ----------          ----------
         Total revenues..................................     553,712           79,595         (3,183)            630,124
Cost of product sold (exclusive of depreciation,
     shown separately below).............................     300,844           46,457         (3,183) (2)        344,118
                                                            ----------      -----------     ----------          ----------
Gross profit.............................................     252,868           33,138             --             286,006
Operating expense........................................     134,363           26,011         (4,088) (3)        156,286
Depreciation and amortization expense....................      25,839           54,338        (49,054) (4)         31,123
General and administrative expense.......................       9,535            2,626         (1,781) (3)         10,380
Vehicle leases expense...................................       3,621               --             --               3,621
                                                            ----------      -----------     ----------          ----------
Operating income (loss)..................................      79,510          (49,837)        54,923              84,596
Interest expense.........................................     (26,775)             (57)        (7,676) (5)        (34,508)
Interest income..........................................       1,068               --              --              1,068
Loss on disposal of assets...............................      (1,084)              --              --             (1,084)
                                                            ----------      -----------     ----------          ----------
Earnings (loss) before income taxes and
     minority interest...................................      52,719          (49,894)        47,247              50,072
Income taxes.............................................          --              381           (381) (6)             --
Minority interest........................................         534               --            (28)                506
                                                            ----------      -----------     ----------          ----------
Net earnings (loss)......................................      52,185         $(50,275)        47,656              49,566
General partner's interest in net earnings...............         522       -----------           (26)                496
                                                            ----------      -----------     ----------          ----------
Limited partners' interest in net earnings...............   $  51,663                       $  (2,593)          $  49,070
                                                            ----------                      ----------          ----------
                                                            ----------                      ----------          ----------
Net earnings per limited partner unit....................   $    1.66                       $   (0.08)          $    1.58
                                                            ----------                      ----------          ----------
                                                            ----------                      ----------          ----------
Weighted average number of units outstanding.............      31,103                              41              31,144
                                                            ----------                      ----------          ----------
Other Data:                                                 ----------                      ----------          ----------
      Retail propane sales volume (in gallons)...........    557,897            86,776              --            644,673
      Capital expenditures...............................   $ 38,078        $    2,857       $      --          $  40,935
      EBITDA(7)..........................................    105,349             4,501           5,869            115,719
      Ratio of earnings to fixed charges(8)..............        2.8x               --              --                2.4x
      Ratio of EBITDA to interest expense(7).............        3.9x               --              --                3.4x
















  See accompanying notes to unaudited pro forma combined financial statements.

        UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS AND OTHER DATA

                      Twelve Months Ended July 31, 1995 (In
                   thousands, except per unit data and ratios)

                                                            Ferrellgas          Skelgas        Pro Forma          Pro Forma
                                                             Partners,L.P.   Propane, Inc.    Adjustments         Combined
                                                           --------------   --------------   ------------        ------------
Revenues:
      Gas liquids and related product sales............    $  565,607        $    74,844      $  (4,433) (2)     $  636,018
      Other...........................................         30,829                 --          1,702  (2)         32,531
                                                           -----------       -----------      ----------         -----------
         Total revenues................................       596,436             74,844         (2,731)            668,549
Cost of product sold (exclusive of depreciation,
     shown separately below)...........................       339,641             38,983         (2,731) (2)        375,893
                                                           -----------       -----------      ----------         -----------
Gross profit...........................................       256,795             35,861             --             292,656
Operating expense......................................       153,226             24,943         (5,450) (9)        172,719
Depreciation and amortization expense..................        32,014              9,576         (3,408)(10)         38,182
General and administrative expense.....................        11,357              4,053         (2,375) (9)         13,035
Vehicle leases expense.................................         4,271                 --             --               4,271
                                                            -----------       -----------      ----------         -----------
Operating income (loss)................................        55,927             (2,711)        11,233              64,449
Interest expense.......................................       (31,993)              (261)       (10,280) (11)       (42,534)
Interest income........................................         1,268                 --             --               1,268
Loss on disposal of assets.............................        (1,139)                --             --              (1,139)
                                                             -----------       -----------      ----------         -----------
Earnings (loss) before income taxes and
     minority interest.................................        24,063             (2,972)           953              22,044
Income taxes...........................................            --                 64            (64) (6)             --
Minority interest......................................           243                 --            (20)                223
                                                             -----------       -----------      ----------         -----------
Net earnings (loss)....................................        23,820       $     (3,036)         1,037              21,821
                                                             -----------       -----------      ----------         -----------
                                                             -----------       -----------      ----------         -----------
General partner's interest in net earnings.............           238                               (20)                218
                                                             -----------                        ----------         -----------
Limited partners' interest in net earnings.............      $ 23,582                           $(1,979)           $ 21,603
                                                             -----------                        ----------         -----------
                                                             -----------                        ----------         -----------
Net earnings per limited partner unit..................      $   0.76                           $ (0.06)           $   0.70
                                                             -----------                        ----------         -----------
                                                             -----------                        ----------         -----------
Weighted average number of units outstanding...........        30,908                                41             30,949
                                                             -----------                        ----------         -----------
                                                             -----------                        ----------         -----------
Other Data:
      Retail propane sales volume (in gallons)........         575,935            94,885             --            670,820
      Capital expenditures............................       $  89,791         $   3,536        $    --            $93,327
      EBITDA(7).......................................          87,941             6,865          7,825            102,631
      Ratio of earnings to fixed charges(12)..........            1.7x                --             --                1.5x
      Ratio of EBITDA to interest expense(7)..........            2.8x                --             --                2.4x












  See accompanying notes to unaudited pro forma combined financial statements.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 April 30, 1996
                                 (In thousands)


                                                           Ferrellgas           Skelgas         Pro Forma          Pro Forma
                                                          Partners, L.P.      Propane, Inc     Adjustments         Combined
                                                          --------------      ------------     -----------         ----------
                     A S S E T S
Current Assets:
      Cash and cash equivalents.......................    $   87,809            $  9,335        $(89,250)(1)        $  7,894
      Accounts and notes receivable...................        80,639               7,494              --              88,133
      Inventories.....................................        24,316               4,648              --              28,964
      Prepaid expenses and other current assets.......         5,619               2,206              --               7,825
                                                          ----------            ---------       --------            ---------
         Total Current Assets.........................       198,383              23,683         (89,250)            132,816
Property, plant and equipment, net....................       342,593              49,645          10,655 (13)        402,893
Intangible assets, net................................        98,697               9,201           1,160 (14)        109,058
Other assets, net.....................................        11,455               1,232              --              12,687
                                                           ----------            ---------       --------            ---------
         Total Assets.................................     $ 651,128            $ 83,761        $(77,435)           $657,454
                                                           ----------            ---------       --------            ---------
                                                           ----------            ---------       --------            ---------
          LIABILITIES  AND  PARTNERS' CAPITAL
Current Liabilities:..................................
      Accounts payable................................       $44,912              $1,330        $     --            $ 46,242
      Other current liabilities.......................        30,446               4,871          (1,600)(15)         33,717
                                                           ----------            ---------       --------            ---------
          Total Current Liabilities...................        75,358               6,201          (1,600)             79,959
Long-term debt........................................       432,307                   9             791 (16)        433,107
Other liabilities.....................................        12,288                  --              --              12,288
Contingencies and commitments
Minority interest.....................................         2,902                  --              --               2,902
Stockholder's Equity:
      Capital Stock...................................            --             155,000        (155,000)(17)             --
      Accumulated Deficit.............................            --             (77,449)         77,449 (17)             --
                                                           ----------            ---------       --------            ---------
         Total Stockholder's Equity...................            --              77,551         (77,551)                 --
                                                           ----------            ---------       --------            ---------
Partners' Capital:
      Common units....................................        91,073                  --             925 (1)          91,998
      Subordinated units..............................        94,780                  --              --              94,780
      General partner.................................       (57,580)                 --              --             (57,580)
                                                           ----------            ---------       --------            ---------
         Total Partners' Capital......................       128,273                  --             925             129,198
                                                           ----------            ---------       --------            ---------
         Total Liabilities and Partners' Capital......      $651,128             $83,761       $(77,435)            $657,454
                                                           ----------            ---------       --------            ---------
                                                           ----------            ---------       --------            ---------
















  See accompanying notes to unaudited pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Presentation:

     The Partnership's Unaudited Pro Forma Combined Financial Statements assume:
    (1) transactions a.and b.occurred at August 1, 1994 for purposes of the Unaudited Pro Forma Combined Statements of Earnings and Other Data and
    (2) transaction a. occurred on April 30, 1996 for purposes of the Unaudited Pro Forma Combined Balance Sheet:

     a. The Skelgas Acquisition--On April 30, 1996, Ferrellgas, Inc. ("Ferrellgas") as the general partner of the Partnership purchased all of the outstanding capital stock of Skelgas for a cash purchase price of $89.3 million and a $1.2 million noncompete agreement payable in three equal annual installments commencing on the closing date. The purchase price will be adjusted upward or downward based on a final determination of working capital balances acquired.

          Ferrellgas financed the Skelgas Acquisition with the proceeds of a short-term acquisition loan. As of May 1, 1996 Skelgas and its operating subsidiaries were merged into Ferrellgas and all of the Skelgas Assets were contributed by Ferrellgas to the Operating Partnership as a capital contribution. In connection with these transactions, the Operating Partnership assumed the obligation to repay the short-term acquisition loan and issued a limited partner interest in the Operating Partnership to Ferrellgas. Following the contribution of the Skelgas Assets to the Partnership, Ferrellgas contributed the limited partner interest in the Operating Partnership to the Partnership in exchange for Common Units of the Partnership with a value of approximately $925,000, which represents consideration for certain tax liabilities retained by Ferrellgas. The Operating Partnership utilized an existing credit facility with a bank syndicate (the "Credit Facility") to discharge its assumed obligations under the short-term acquisition loan.

         The preliminary purchase price allocation is as follows (In thousands):


       Pro forma purchase price--
       Cash.........................................................   $ 89,250
       Noncompete agreement--$400 paid at closing; $800 over two
       years........................................................      1,200
       Common units issued for income tax liabilities incurred by
       Ferrellgas..................................................         925
       Transaction costs...........................................       2,000
       Receivable from Seller due to working capital adjustment....      (4,000)
                                                                       ---------
       Total pro forma purchase  price.............................    $ 89,375
                                                                       ---------
                                                                       ---------
       Allocation of purchase price--
       Working capital.............................................      17,482
       Property, plant and equipment...............................      60,300
       Goodwill....................................................       2,273
       Noncompete agreement with  Seller...........................       1,200
       Existing noncompete agreement of Skelgas....................       6,888
       Other assets................................................       1,232
                                                                       ---------
         Total pro forma allocation of purchase price..............    $ 89,375
                                                                       ---------
                                                                       ---------

     The foregoing preliminary purchase price allocation is based on available information and certain assumptions the Partnership considers reasonable. The final purchase price allocation will be based upon a final determination of the fair market value of the net assets acquired at the date of the Skelgas Acquisition as determined by valuations and other studies which are not yet complete. The final purchase price allocation may differ from the preliminary allocation.

  b. The issuance of the $160,000,000 of 9 3/8% Senior Secured notes due 2006.

     The Partnership's unaudited Pro Forma Combined Financial Statements of Earnings and Other Data assume that issuance of the Senior Notes occurred on August 1, 1994. No pro forma adjustments related to the Senior Notes were required in the pro forma balance sheet as of April 30, 1996, because the issuance of the Senior Notes and the subsequent repayment of $70.7 million of existing indebtedness occurred prior to April 30, 1996.

2. The pro forma adjustments to reclassify Skelgas' revenue and cost of product sold presentation to conform with the Partnership's presentation.

3.   The  pro  forma   adjustments   to   operating   expense  and  general  and
     administrative expense for the nine months ended April 30, 1996:

     Because the Skelgas Acquisition has recently been consummated, the Partnership has begun, but not completed, its strategic and operating plans for the integration of Skelgas' operations into those of the Partnership. Based on preliminary information, assumptions and operating decisions, the Partnership estimates that it can eliminate duplicative costs through the combination of the two entities as described below. However, the actual cost savings may differ from the preliminary estimates.

     The pro forma adjustments to reflect estimated cost savings resulting from the Skelgas Acquisition assumes the following preliminary estimates of expected cost savings (In thousands):

                                                                                                                 General and
                                                                                                Operating       Adminstrative
                                                                                                 Expense           Expense
                                                                                               -----------      --------------
     Consolidation of field service functions.........................................          $  1,632           $    --
     Elimination of duplicative field service management costs........................             2,456                --
     Elimination of corporate general and administrative costs........................                --              1,781
                                                                                                ---------          ---------
          Pro forma adjustments.......................................................          $  4,088           $  1,781
                                                                                                ---------          ---------
                                                                                                ---------          ---------

     In addition to the cost savings initiatives and estimated cost savings described above, the Partnership estimates that it can eliminate additional annual duplicative costs through the combination of the two entities. However, such amounts cannot be quantified at this time and have not been reflected in the pro forma adjustments.

4. The pro forma adjustment to depreciation and amortization expense for the nine months ended April 30, 1996 (In thousands):


     Elimination of historical depreciation and amortization expense of Skelgas......................        $(53,681)
     Additional depreciation and amortization expense reflecting the preliminary allocation of purchase price:
          Record depreciation of amount allocated to buildings and equipment.........................           3,106
          Record amortization of amount allocated to goodwill .......................................             114
          Record amortization of amount allocated to noncompete agreement with
             Seller..................................................................................             300
          Record amortization of amount allocated to existing noncompete
             agreement of Skelgas....................................................................           1,107
                                                                                                             ----------
               Pro forma adjustment..................................................................        $(49,054)
                                                                                                             ----------
                                                                                                             ----------

     This historical depreciation and amortization expense of Skelgas includes a nonrecurring writedown of goodwill in the amount of $47.6 million.

5. The pro forma adjustment to interest expense for the nine months ended April 30, 1996 (In thousands):

     Elimination of interest related to repayment of a portion of the Operating
        Partnership's Credit Facility................................................................        $  3,921
     Additional interest expense related to--
          Issuance of Senior Notes at a 9.375% interest rate.........................................         (11,250)
          Amortization of deferred issuance costs related to the Senior Notes........................            (347)
                                                                                                             ----------
               Pro forma adjustment..................................................................        $ (7,676)
                                                                                                             ----------
                                                                                                             ----------


     The elimination of interest expense related to the Operating Partnership's Credit Facility was determined based on (i) repayment of $70.7 million of existing indebtedness from proceeds of the Offering and (ii) an average interest rate of 7.395%.

6. The pro forma adjustment to the provision for income taxes recognizes that the Partnership is not subject to income tax.

7. EBITDA is calculated as operating income (loss) plus depreciation and amortization. EBITDA is not intended to represent cash flow and does not represent a measure of cash available for distribution. EBITDA is a non-GAAP measure, but provides additional information for evaluating the Partnership's ability to service its debt. In addition, EBITDA is not intended as an alternative to earnings (loss) from continuing operations or net earnings (loss).

8. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance cost) and the portion of operating lease rental expense that is representative of the interest factors. Earnings from continuing operations for the period presented were reduced by certain noncash expenses, consisting principally of depreciation and amortization. Such non-cash charges total $29.8 million for the pro forma combined nine months ended April 30, 1996.

9. The pro forma adjustments to operating expense and general administrative expense for the twelve months ended July 31, 1995:

     Because the Skelgas Acquisition has recently been consummated, the Partnership has begun, but not completed, its strategic and operating plans for the integration of Skelgas' operations into those of the Partnership. Based on preliminary information, assumptions and operating decisions, the Partnership estimates that it can eliminate duplicative costs through the combination of the two entities as described below. However, the actual cost savings may differ from the preliminary estimates.

     The pro forma adjustments to reflect estimated cost savings resulting from the Skelgas Acquisition assumes the following preliminary estimates of expected cost savings (In thousands):


                                                                                                              General and
                                                                                              Operating       Administrative
                                                                                              Expenses          Expenses
                                                                                             -----------      ---------------
     Consolidation of field service functions.........................................         $  2,175          $     --
     Elimination of duplicative field service management costs........................            3,275                --
     Elimination of corporate general and administrative costs........................               --             2,375
                                                                                               --------          ---------
               Pro forma adjustment...................................................         $  5,450          $  2,375
                                                                                               --------          ---------
                                                                                               --------          ---------
                                       22



     In addition to the cost savings initiatives and estimated cost savings described above, the Partnership estimates the it can eliminate additional annual duplicative costs through the combination of the two entities. However, such amounts cannot be quantified at this time and have not been reflected in the pro forma adjustment

10. The pro forma adjustment to depreciation and amortization expense for the twelve months ended July 31, 1995 (In thousands):

     Elimination of historical depreciation and amortization expense of Skelgas.......................        $(9,576)
     Additional depreciation and amortization expense reflecting the preliminary allocation of purchase price:
             Record depreciation of amount allocated to buildings and equipment.......................          4,140
             Record amortization of amount allocated to goodwill .....................................            152
             Record amortization of amount allocated to noncompete agreement with Seller..............            400
             Record amortization of amount allocated to existing noncompete agreement of Skelgas......          1,476
                                                                                                              --------
          Pro forma adjustment........................................................................        $(3,408)
                                                                                                              --------
                                                                                                              --------

11. The pro forma adjustment to interest expense for the twelve months ended July 31, 1995 (In thousands):

     Elimination of interest related to repayment of a portion of the Operating Partnership's Credit
        Facility                                                                                              $  5,182
     Additional interest expense related to --
          Issuance of Senior Notes at a 9.375% interest rate..........................................         (15,000)
          Amortization of deferred issuance costs related to the Senior Notes.........................            (462)
                                                                                                              ---------
               Pro forma adjustment...................................................................        $(10,280)
                                                                                                              ---------
                                                                                                              ---------


     The elimination of interest expense related to the Operating Partnership's Credit Facility was determined based on (i) repayment of $70.7 million of existing indebtedness from proceeds of the Offering and (ii) an average interest rate of 7.33%.

12. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance cost) and the portion of operating lease rental expense that is representative of the interest factor. Earnings from continuing operations for the period presented were reduced by certain noncash expenses, consisting principally of depreciation and amortization. Such non-cash charges totaled $37.3 million for the pro forma combined twelve months ended July 31, 1995.

13.  The pro forma adjustment to property, plant and equipment (In thousands):

     Elimination of historical property, plant and equipment of Skelgas..............................        $(49,645)
     Record allocation of purchase price to property, plant and equipment............................          60,300
                                                                                                             ----------
          Pro forma adjustment.......................................................................        $ 10,655
                                                                                                             ----------
                                                                                                             ----------

14.  The pro forma adjustment to intangible assets (In thousands):

     Record goodwill associated with purchase of Skelgas.............................................          $2,273
     Record allocation of purchase price to noncompete agreement with Seller.........................           1,200
     Eliminate historical goodwill of Skelgas........................................................          (2,313)
                                                                                                               -------
          Pro forma adjustment.......................................................................          $1,160
                                                                                                               -------
                                                                                                               -------

15.  The pro forma adjustments to other current liabilities (In thousands):

     Record accrued liabilities for transaction costs of Skelgas Acquisition..........................        $ 2,000

     Record working capital adjustments pursuant to the Skelgas Acquisition Agreement.................         (4,000)
     Record current portion of the amounts to be paid pursuant to the noncompete agreement with
        Seller........................................................................................            400
                                                                                                              --------
          Pro forma adjustments.......................................................................        $(1,600)
                                                                                                              --------
                                                                                                              --------

16.  The pro forma adjustment to long-term debt (In thousands):

     Record long-term amounts to be paid pursuant to the noncompete agreement with Seller........                $800
     Eliminate existing long-term debt of Skelgas................................................                  (9)
                                                                                                               --------
          Pro forma adjustment...................................................................                $791
                                                                                                               --------
                                                                                                               --------

17. The pro forma adjustment to eliminate historical stockholder's equity of Skelgas.


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